Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BREKFORD CORP.", CHANGING ITS NAME FROM "BREKFORD CORP." TO "BREKFORD TRAFFIC SAFETY, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF MARCH, A.D. 2017, AT 3:01 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

3838993 8100
SR# 20172134232

Authentication: 202301343
Date: 03-30-17

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:01 PM 03/28/2017
FILED 03:01 PM 03/28/2017
SR 20172077554 - File Number 3838993

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Brekford Corp.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Article 1" so that, as amended, said Article shall be and read as follows:

The name of the corporation (which is hereinafter referred to as the "Corporation") is: Brekford Traffic Safety, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 24th day of March, 2017.

By: [signature]
Authorized Officer

Title: President

Name: Rodney Hillman
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